                                                                      EXHIBIT 12
                              ORYX ENERGY COMPANY
                COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS
               TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
             PREFERRED STOCK DIVIDEND REQUIREMENTS -- UNAUDITED (A)
                             (MILLIONS OF DOLLARS)

                                                                                      YEAR ENDED DECEMBER 31
                                                                       -----------------------------------------------------
                                                                         1994       1993       1992       1991       1990
                                                                       ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES:
Fixed Charges:
  Consolidated interest cost and debt expense........................  $     162  $     163  $     187  $     217  $     241
  Interest allocable to rental expense (b)...........................         13         11         11         13         10
                                                                       ---------  ---------  ---------  ---------  ---------
    Total............................................................  $     175  $     174  $     198  $     230  $     251
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------
Earnings:
  Consolidated income (loss) before provision (credit) for income
   taxes.............................................................  $    (100) $    (108) $      (4) $     (52) $     327
  Fixed charges......................................................        175        174        198        230        251
  Interest capitalized...............................................        (11)       (46)       (43)       (26)       (13)
  Amortization of previously capitalized interest....................         14          7          3          3          3
                                                                       ---------  ---------  ---------  ---------  ---------
    Total............................................................  $      78  $      27  $     154  $     155  $     568
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges (c)...............................        .45        .16        .78        .67       2.26
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND
REQUIREMENTS:
Fixed Charges:
  Consolidated interest cost and debt expense........................  $     162  $     163  $     187  $     217  $     241
  Preferred stock dividend requirements (d)..........................          2          8         14         20         10
  Interest allocable to rental expense (b)...........................         13         11         11         13         10
                                                                       ---------  ---------  ---------  ---------  ---------
    Total............................................................  $     177  $     182  $     212  $     250  $     261
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------
Earnings:
  Consolidated income (loss) before provision (credit) for income
   taxes.............................................................  $    (100) $    (108) $      (4) $     (52) $     327
  Fixed charges......................................................        177        182        212        250        261
  Interest capitalized...............................................        (11)       (46)       (43)       (26)       (13)
  Amortization of previously capitalized interest....................         14          7          3          3          3
                                                                       ---------  ---------  ---------  ---------  ---------
    Total............................................................  $      80  $      35  $     168  $     175  $     578
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges (c)...............................        .45        .19        .79        .70       2.21
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------

------------------------
(a)  The  consolidated financial statements  of Oryx Energy  Company include the
     accounts  of  all   subsidiaries  (more  than   50  percent  owned   and/or
     controlled).

(b) Represents one-third of total operating lease rental expense which is that portion deemed to be interest.

(c) Earnings for 1994 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $97 million. Earnings for 1993 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $147 million. Earnings for 1992 were inadequate to cover fixed charges, or fixed charges and preferred stock dividend requirements by $44 million.
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